January 26, 2017

First Trust Exchange-Traded Fund VI
120 East Liberty Drive
Wheaton, Illinois 60187

Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VI (the "Trust)

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.


                                              Very Truly Yours,

                                              FIRST TRUST PORTFOLIOS L.P.

                                               /s/ James M. Dykas
                                              -----------------------------
                                                   James M. Dykas
                                                   Chief Financial Officer,
                                                   Chief Operating Officer


AGREED AND ACKNOWLEDGED:

First Trust Exchange-Traded Fund VI

 /s/ Donald Swade
------------------------------------
     Donald Swade
     Treasurer, Chief Financial
     Officer and Chief Accounting
     Officer

                                   EXHIBIT A

--------------------------------------------------------------- ----------------
FUNDS                                                                DATES
--------------------------------------------------------------- ----------------
First Trust Exchange Traded Fund VI
--------------------------------------------------------------- ----------------
First Trust NASDAQ Technology Dividend Index Fund                  01/31/18
--------------------------------------------------------------- ----------------
Multi-Asset Diversified Income Index Fund                          01/31/18
--------------------------------------------------------------- ----------------
International Multi-Asset Diversified Income Index Fund            01/31/18
--------------------------------------------------------------- ----------------
First Trust Rising Dividend Achievers ETF                          01/31/18
--------------------------------------------------------------- ----------------
First Trust RBA Quality Income ETF                                 01/31/18
--------------------------------------------------------------- ----------------
First Trust RBA American Industrial Renaissance ETF                01/31/18
--------------------------------------------------------------- ----------------
First Trust Dorsey Wright Focus 5 ETF                              01/31/18
--------------------------------------------------------------- ----------------
First Trust Dorsey Wright International Focus 5 ETF                01/31/18
--------------------------------------------------------------- ----------------
First Trust High Income ETF                                        01/31/18
--------------------------------------------------------------- ----------------
First Trust Low Beta ETF                                           01/31/18
--------------------------------------------------------------- ----------------
First Trust Dorsey Wright Dynamic Focus 5 ETF                      03/08/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Oil & Gas ETF                                   08/30/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Food & Beverage ETF                             08/30/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Retail ETF                                      08/30/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Bank ETF                                        08/30/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Transportation ETF                              08/30/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Pharmaceuticals ETF                             08/30/18
--------------------------------------------------------------- ----------------
First Trust Nasdaq Semiconductor ETF                               08/30/18
--------------------------------------------------------------- ----------------